      As filed with the Securities and Exchange Commission on June 13, 1995

                           Registration No. 33-
                                              --------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                              CINCINNATI BELL INC.
             (Exact name of registrant as specified in its charter)

            Ohio                                        31-1056105
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             201 East Fourth Street
                             Cincinnati, Ohio  45202
                                 (513) 397-9900
    (Address, including zip code, of registrant's principal executive office)
                       ----------------------------------
                              CINCINNATI BELL INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                       ----------------------------------
                              William H. Zimmer III
                             Secretary and Treasurer
                              Cincinnati Bell Inc.
                             201 East Fourth Street
                             Cincinnati, Ohio  45202
                                 (513) 397-9900
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------
                  Please send copies of all communications to:

                          William D. Baskett III, Esq.
                                 Frost & Jacobs
                              201 East Fifth Street
                             Cincinnati, Ohio  45202
                                 (513) 651-6800
                       ----------------------------------
                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
 Title of           Amount         Proposed Maximum     Proposed Maximum     Amount of
 Securities         to be          Offering Price       Aggregate Offer-     Registration
 to be Registered   Registered     Per Share(1)         ing Price            Fee
- -----------------------------------------------------------------------------------------------
 Common Shares,
 par value $1.00
 per share(2)       500,000        $ 24.625             $ 12,312,500.00       $  4,245.69

- -----------------------------------------------------------------------------------------------

(1) Computed solely for the purpose of calculating the registration fee, based upon the average of the high and low prices per share of $ 24.625 on the New York Stock Exchange on June 1, 1995, pursuant to Rule 457.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents have been filed by the Company with the SEC (File No. 1-8519) and are incorporated herein by reference:

       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

       2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

       All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

       COPIES OF THE ABOVE DOCUMENTS (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) AND OF THE COMPANY'S 1994 ANNUAL REPORT MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, ROOM 732, 201 EAST FOURTH STREET, P.O. BOX 2301, CINCINNATI, OHIO 45201 (TELEPHONE NUMBER (513) 397-9900).

ITEM 4.  DESCRIPTION OF SECURITIES

       The following is a summary description of the capital stock of the Company and is qualified by reference to the Company's Amended Articles of Incorporation (the "Articles"), a copy of which has been filed as Exhibit 4-A to this Registration Statement. For the text of the provisions summarized below, reference is made to such exhibit.

       The authorized capital stock of the Company consists of 240,000,000 Common Shares, par value $1.00 per share, and 5,000,000 preferred shares, without par value (the "Preferred Shares"), of which 4,000,000 are voting preferred shares (the "Voting Preferred Shares"). At April 30, 1995, 66,195,237 Common Shares were outstanding.

       All Common Shares of the Company are entitled to participate equally in such dividends as may be declared by the Board of Directors of the Company and upon liquidation of the Company, subject to the prior rights of any Preferred Shares. All Common Shares are fully paid and nonassessable.

       Each shareholder has one vote for each Common Share registered in the shareholder's name. The Board of Directors is divided into three classes as nearly equal in size as the total number of directors constituting the Board permits. The number of directors may be fixed or changed from time to time by the shareholders or the directors.

       The Board of Directors is authorized to issue the Preferred Shares from time to time in series and to fix the dividend rate and dividend dates, liquidation price, redemption rights and redemption prices, sinking fund requirements, conversion rights, restrictions, if any, on the creation of indebtedness and on the issuance of such Preferred Shares, and certain other rights, preferences and limitations. Each series of Preferred Shares would rank, with respect to dividends and redemption and liquidation rights, senior to the Common Shares. It is not possible to state the actual effect of the authorization of any series of Preferred Shares upon the rights of holders of the Common Shares until the Board of Directors determines the rights of the holders of one or more series of Preferred Shares. However, such effects could include (a) restrictions on dividends on the Common Shares, (b) dilution of the voting power of the Common Shares to the extent that the Voting Preferred Shares have voting rights or (c) inability of the Common Shares to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Shares. The Board of Directors has authorized a series of Preferred Shares, Series A Preferred Shares, in connection with the Company's Share Purchase Rights Plan, described under "Change in Control" below, which when such shares are issued will have the effects on the Common Shares set forth in (a), (b) and (c) immediately above.

       No holders of shares of any class of the Company's capital stock have pre-emptive rights nor the right to exercise cumulative voting in the election of directors.

       The transfer agent and registrar of the Common Shares is KeyCorp Shareholder Services, Inc., P. O. Box 6477, Cleveland, Ohio 44101.

CHANGE IN CONTROL

       The following provisions of the Company's Articles and Ohio law might have the effect of delaying, deferring or preventing a change in control of the Company and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

       Ohio law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), the Company's Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult and a vote of the holders of in excess of one-third of the outstanding Common Shares of the Company would be sufficient to prevent implementation of any of the corporation actions mentioned above. In addition, Article Fifth classifies the Board of Directors into three classes of directors with staggered terms of office and provides certain limitations on the removal from and filling of vacancies in the office of director.

       Article Sixth of the Articles requires that certain minimum price requirements and procedural safeguards be observed by a person or entity after he or it becomes the holder of 10% or more of the voting shares of the Company if such person or entity seeks to effect mergers or certain other business combinations ("Business Combinations") that could fundamentally change or eliminate the interests of the remaining shareholders. If such requirements and procedures are not complied with, or if the proposed Business Combination is not approved by at least a majority of the members of the Board of Directors who are unaffiliated with the new controlling person or entity (taking into account certain special quorum requirements), the proposed Business Combination must be approved by the holders of 80% of the outstanding Common Shares and outstanding Voting Preferred Shares of the Company (collectively "Voting Shares"), voting together as a class, notwithstanding any other class vote required by law or by the Articles. In the event the price criteria and procedural requirements are met or the requisite approval by such unaffiliated directors (taking into account certain special quorum requirements) is given with respect to a particular Business Combination, the normal voting requirements of Ohio law would apply.

       In addition, Article Sixth of the Articles provides that the affirmative vote of the holders of 80% of the Voting Shares, voting as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Article Sixth. An 80% vote is not required to amend or repeal, or adopt a provision inconsistent with, Article Sixth if the Board of Directors has recommended such amendment or other change and if, as of the record date for the determination of shareholders entitled to vote thereon, no person is known by the Board of Directors to be the beneficial owner of 10% or more of the Voting Shares, in which event the affirmative vote of the holders of two-thirds of the Voting Shares, voting as a single class, shall be required to amend or repeal, or adopt a provision inconsistent with, Article Sixth.

       Ohio, the state of the Company's incorporation, has enacted O.R.C.
Section 1701.831, the so-called "control share acquisition" statute. The statute specifies that, unless a corporation's articles of incorporation or regulations otherwise provide, any person acquiring shares of an "issuing public corporation" in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (a) more than 20% but less than 33-1/3%; (b) 33-1/3% but not more than 50%; and (c) more than 50%. The Company is an "issuing public corporation" for purposes of that statute and the Company's Articles and Amended Regulations do not exempt the Company from its application. The statute has been ruled unconstitutional by a Federal district court, and such decision had been upheld by the Sixth Circuit Court of Appeals; however, the Supreme Court of the United States remanded such decision to the Sixth Circuit for further proceedings in light of the Supreme Court's decision in the case of CTS

CORP. V. DYNAMICS CORPORATION OF AMERICA, in which the Court upheld the Indiana control share acquisition statute. In turn, the Sixth Circuit remanded the decision to the Federal district court. The parties subsequently filed a consent entry dismissing the litigation, and, accordingly, no decision was rendered. However, in early 1988, prior to the Sixth Circuit's remand of the decision to the Federal district court, a Federal district court in northern Ohio ruled that the statute was constitutional.

       In addition, Ohio has a "control bid" statute that has been in effect since 1969 and was amended in April 1990. This statute provides for the dissemination of certain information and the possibility of a hearing concerning compliance with law, in connection with a proposed acquisition of more than 10% of any class of equity securities of a corporation such as the Company that has significant contacts with Ohio. Similar control bid statutes in other states have been ruled by several courts to be unconstitutional and of no effect. Although a federal district court in southern Ohio ruled that the statute was not unconstitutional on its face, that ruling predated the significant amendments to the statute in April 1990. The statute in its present form has not been tested in the courts.

       A "merger moratorium" statute also was added as Chapter 1704 of the Ohio Revised Code in April 1990. The statute provides that, unless a corporation's articles of incorporation or regulations otherwise provide, an "issuing public corporation" may not engage in a "Chapter 1704 transaction" for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing public corporation, unless the "Chapter 1704 transaction" is approved by the corporation's board of directors prior to such voting power acquisition. A person who acquires such voting power is an "interested shareholder," and "Chapter 1704 transactions" involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an "issuing public corporation" and an "interested shareholder," if such transactions involve 5% of the assets or shares of the "issuing public corporation" or 10% of its earning power. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. The Company is an "issuing public corporation" for purposes of Chapter 1704, and the Company's Articles and Amended Regulations do not exempt the Company from its application. Although similar statutes in other states have been held to be constitutional by Federal courts, Ohio's merger moratorium statute has not been reviewed by any court. Due to differences between Chapter 1704 and the statutes of other jurisdictions, no conclusion can be drawn as to the outcome of such review in the future.

       Contemporaneous with adoption of Chapter 1704, the Ohio General Assembly also enacted a so-called "greenmailer disgorgement" statute which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement. This statute also is untested in the courts.

       In 1988 the Ohio General Assembly adopted legislation providing that no person shall acquire control of an Ohio telephone company or a holding company controlling an Ohio telephone company unless that person obtains the prior approval of The Public Utilities Commission of Ohio. Control is presumed to exist if a person owns or has the power to vote 20% or more of the total voting power of the telephone company or the holding company. In order to obtain the approval of the Commission, the person shall file an application with the Commission demonstrating that the acquisition will promote the public convenience and result in the provision of adequate service for a reasonable rate or charge. If, after review of the application and any public hearing that the Commission deems necessary, the Commission is satisfied that the application will promote such objectives, the Commission will approve the application. Cincinnati Bell Telephone Company, a wholly owned subsidiary of the Company, is a "telephone company" and the Company is a "holding company," as defined in the legislation.

       In October 1986 the Board of Directors of the Company adopted a Share Purchase Rights Plan. Under the plan, shareholders received, in connection with each Common Share owned, the right to purchase one one-hundredth of a Series A Preferred Share at an exercise price of $125, subject to adjustment (the "Rights"). In 1987, a 2-for-1 split resulted in each Common Share having 0.5 Rights associated with it. In 1989, a 2-for-1 split resulted in each Common Share having 0.25 Rights associated with it. All Common Shares, regardless of when issued, have Rights associated with them. The Rights are exercisable for Series A Preferred Shares following (i) public announcement that a person or group has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) the commencement of, or public announcement of an intention to make, a tender offer or exchange offer if, upon consummation, such person or group would be the beneficial owner of 30% or more of the outstanding Common Shares. Upon the later occurrence of certain other events (including a merger with an acquiring entity in which the Company's Common Shares are not changed, the acquisition by a person of beneficial ownership of more than 40% of the then outstanding Common Shares, or certain "self-dealing" transactions between the acquiring entity and the Company), the Rights also would entitle the holder to purchase Common Shares (or other securities or property of the Company) at half the market value. Similarly, upon the occurrence of certain other events (including a merger in which the Company's Common Shares are changed or 50% or more of the Company's assets or earning power is sold or transferred), the Rights would entitle the holder to purchase common stock in the acquiring entity at half the market value. All of the Rights may be redeemed by the Company at a price of $.01 per Right until ten days after a person or group has acquired beneficial ownership of 20% or more of the outstanding Common Shares, and under certain circumstances thereafter. The Rights will expire on November 5, 1996.

       The terms of the Rights are more fully described in a Form 8-A for Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Exchange Act, which is incorporated by reference herein as Exhibit 4-C hereto.

       The issuance of the Rights may have certain anti-takeover effects and possible disadvantages. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company or a significant Common Share ownership interest without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. Accordingly, an acquiring entity might decide not to acquire the Company or such an interest, although individual shareholders may view such an acquisition favorably. In addition, to the extent that issuance of the Rights discourages takeovers that would result in a change in the Company's management or Board of Directors, such a change will be less likely to occur. The Board of Directors believes, however, that the advantages of discouraging potentially discriminatory and abusive takeover practices outweigh any potential disadvantages of the Rights. The Rights should not interfere with any merger or other Business Combination approved by the Board of Directors. The Rights are designed to protect shareholders against unsolicited attempts to acquire control of the Company, whether through accumulation of Common Shares in the open market or partial or two-tier tender offers, that do not offer a fair price to all shareholders.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       There is no provision in the Company's Articles by which an officer or director of the Company may be indemnified against any liability which he may incur in his capacity as such. However, the Company has indemnification provisions in its Amended Regulations which provide that the Company will, to the full extent permitted by Ohio law, indemnify all persons whom it may indemnify pursuant thereto. The Ohio law permits the Company to indemnify any current or former director, officer, agent or employee, or any person who is serving or has served at the Company's request as a director, trustee, officer, agent or employee of another corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any pending, threatened or completed action, criminal or civil, to which he is or is threatened to be made a party by reason of being or having been such director, trustee, officer, agent or employee, provided that he is determined to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or such other corporation and that in any matter which is the subject of criminal action he had no reasonable cause to believe that his conduct was unlawful. The same standards apply in an action or suit by or in the right of the Company or such other corporation, except that no indemnification is available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company or such other corporation unless and to the extent that a court determines that in view of all the circumstances he is fairly and reasonably entitled to indemnity for his expenses as the court deems proper; however, the Company cannot indemnify a director with respect to any action or suit where the only liability asserted against the director is pursuant to O.R.C. Section 1701.95, which imposes liability upon directors who vote for or assent to, among other things, improper dividends, redemptions, distributions or loans. Unless otherwise ordered by a court, a determination of whether such indemnification is proper in the circumstances shall be made according to applicable standards of conduct by a majority vote of a quorum of disinterested directors of the Company acting without those who seek indemnification, or if such a quorum is not available or if such a majority vote so directs, in a written opinion by independent counsel, by the shareholders, by the court of common pleas or by the court in which the proceeding is brought. Depending on the person involved, the circumstances and the type of undertaking to be received from the person to be indemnified, the Company either must or may pay the expenses of an action, including attorneys' fees, incurred by such person in advance of final disposition of such action. Indemnification under the above provisions by the Company may continue as to any person who has ceased to be a director, trustee, officer, agent or employee and may inure to the benefit of his heirs, executors and administrators. The Company may purchase and maintain insurance or furnish similar protection on behalf of or for any person (qualified to be indemnified) against any liability asserted against him, and incurred by him in or arising out of his indemnifiable status, whether or not the Company would have the power to indemnify him against such liability.

       The Company provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933 (the "1933 Act"), which may be made against such persons while acting in their capacities as directors and officers of the Company. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to herein, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


       Not Applicable.

ITEM 8.  EXHIBITS

       This Form S-8 Registration Statement includes the following exhibits:

Exhibit
Number
- -------

4-A -- Amended Articles of Incorporation, dated November 9, 1989 (incorporated by reference to Registration Statement No. 33-36380).

4-B -- Amended Regulations effective April 16, 1984 (incorporated by reference to Exhibit 3.2 to Registration Statement No. 2-96054).

4-C --  Form 8-A for Registration of Certain Classes of Securities Pursuant to
        Section 12(b) or (g) of the Exchange Act (incorporated by reference to Exhibit 4-J to Post-Effective Amendment No. 1 to Registration Statement No. 33-1462 as amended by Form 8 dated October 5, 1988).

4-D --  Cincinnati Bell Inc. Employee Stock Purchase Plan.

5 -- Opinion of Frost & Jacobs, General Counsel for the Company, concerning the legality of the securities being registered.

23-A -- Consent of Coopers & Lybrand L.L.P., independent accountants.

23-B -- Consent of Frost & Jacobs, General Counsel for the Company, included in
        Exhibit 5 filed herewith.

24 --   Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

        (1)    The undersigned registrant and the plan hereby undertake:

               (a) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that this undertaking will only apply to the extent that the information listed in clauses (i) - (ii) hereof is not contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned registrant and the plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati and State of Ohio, on the 13 day of June, 1995.

                                         CINCINNATI BELL INC.

                                         By /s/ Brian C. Henry
                                            --------------------------------
                                            Brian C. Henry,
                                            Executive Vice President and
                                            Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

                                              --
PRINCIPAL EXECUTIVE OFFICER:                   |
                                               |
John T. LaMacchia        President and Chief   |
                         Executive Officer     |
                                               |
PRINCIPAL ACCOUNTING                           |
AND CHIEF FINANCIAL OFFICER:                   |
                                               |
Brian C. Henry           Executive Vice        |
                         President and Chief   |
                         Financial Officer     |
                                               |=  By /s/ Brian C. Henry
                                               |      --------------------------
                                               |      Brian C. Henry,
                                               |      as attorney-in-fact and
                                               |      on his own behalf as
                                               |      Principal Accounting and
DIRECTORS:                                     |      Financial Officer
                                               |
John F. Barrett                                |
Raymond R. Clark                               | June 13, 1995
Phillip R. Cox                                 |
William A. Friedlander                         |
Dwight H. Hibbard                              |
Robert P. Hummel, M.D.                         |
James D. Kiggen                                |
John T. LaMacchia                              |
Mary D. Nelson                                 |
David B. Sharrock                              |
                                              --

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati and State of Ohio on the 13 day of June, 1995.

                                   CINCINNATI BELL INC.
                                   EMPLOYEE STOCK PURCHASE PLAN

                                   By:  CINCINNATI BELL INC.



                                   By: /s/ Brian C. Henry
                                      -----------------------------------
                                      Brian C. Henry
                                      Executive Vice President and
                                      Chief Financial Officer











0129672.04